                                                                    Exhibit 99.1



FOR IMMEDIATE RELEASE


         CHICAGO RIVET & MACHINE CO. ANNOUNCES FIRST QUARTER RESULTS OF OPERATIONS.
Naperville, IL, May 3, 2006. Chicago Rivet & Machine Co. (Amex, symbol: CVR) today announced results for the first quarter of 2006 as summarized below:



                           CHICAGO RIVET & MACHINE CO.
                  SUMMARY OF CONSOLIDATED RESULTS OF OPERATIONS
                       FOR THE THREE MONTHS ENDED MARCH 31

                                                        2006            2005
                                                        ----            ----
Net sales and lease revenue...................    $ 10,940,951     $ 10,082,862
Income (loss) before income taxes.............         586,284         (115,765)
Net income (loss).............................         389,284          (76,765)
Net income (loss) per share...................             .40             (.08)
Average shares outstanding....................         966,132          966,132

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                     (All figures subject to year-end audit)


Contacts:
           Kimberly A. Kirhofer or John C. Osterman
           Chicago Rivet & Machine Co.
           (630) 357-8500